Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES SECOND QUARTER 2016 RESULTS AND EXPANDED STOCK REPURCHASE PROGRAM

Second quarter revenue up 5.2% sequentially;
Adds 11,300 net new staff during quarter

TEANECK, N.J., August 5, 2016-Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process services, today announced its second quarter 2016 financial results.

Highlights-Second Quarter 2016

•	Second quarter revenue of $3.37 billion was up 9.2% from the year-ago period and up 5.2% sequentially.

•
GAAP diluted EPS was $0.41 vs. $0.68 in the year-ago period. Q2 2016 GAAP diluted EPS was negatively impacted by $0.31 per share of incremental taxes associated with a one-time remittance of cash from India to the U.S.

•	Non-GAAP diluted EPS[1] was $0.87, up from $0.79 in the year-ago period.

•	Net headcount addition for the quarter was approximately 11,300.

Revenue for the second quarter of 2016 was $3.37 billion, up 9.2% from $3.09 billion in the second quarter of 2015. GAAP net income was $252.4 million, or $0.41 per diluted share, compared to $420.1 million, or $0.68 per diluted share, in the second quarter of 2015. Non-GAAP diluted EPS1 was $0.87 compared to $0.79 in the second quarter of 2015. GAAP operating margin for the quarter was 17.5%. Non-GAAP operating margin1 for the quarter was 20.3%, slightly higher than the Company’s target range of 19-20%.

In May 2016, our principal operating subsidiary in India repurchased shares from its shareholders, which are non-Indian Cognizant entities, resulting in a one-time remittance of $2.8 billion of cash from India. $1.2 billion, or $1.0 billion net of taxes, was transferred to the U.S. with the other $1.6 billion remaining overseas. As a result of this transaction, we will incur an incremental 2016 income tax expense of $237.5 million, of which $190.0 million was recognized in the quarter ended June 30, 2016 and approximately $23.7 million will be recognized in each of the quarters ending September 30, 2016 and December 31, 2016.

_______________________
1 Non-GAAP financial measures exclude stock-based compensation costs and acquisition-related charges and, in the case of non-GAAP diluted EPS, net non-operating foreign currency exchange gains or losses and the incremental income tax expense related to the one-time remittance of cash from India to the U.S. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

 “Our second quarter performance, as anticipated, represented broad-based revenue growth across service lines, geographies and industries, including healthcare and financial services,” said Francisco D’Souza, Chief Executive Officer. “While our revised guidance reflects the impact of near-term macroeconomic headwinds, our longer term outlook and underlying business fundamentals remain strong. We continue to see an expanding market opportunity ahead and are well positioned to capitalize on the digital transformations taking place among enterprises around the world.”

“The shift to digital continues to intensify and accelerate,” said Gordon Coburn, President. “Our strong second quarter revenue growth, adding incremental quarterly revenue of nearly $170 million, is the result of clients turning to Cognizant to help them define strategy and infuse new technologies to address key challenges and implement new business models. Our robust strategy and implementation capabilities have made us a key partner to clients as they fundamentally transform their businesses and navigate the shift to the digital economy.”
“During the second quarter, we were pleased to execute a one-time remittance of $2.8 billion from India, which increased our cash in the U.S. by $1.0 billion, net of taxes, and in other international markets by $1.6 billion,” said Karen McLoughlin, Chief Financial Officer. “This provides additional financial flexibility in funding our strategic investments to drive long term growth for Cognizant.”

2016 Outlook-Third Quarter and Full Year

The Company is providing the following guidance:

▪	Third quarter 2016 revenue expected to be in the range of $3.43 billion to $3.47 billion.

▪	Third quarter 2016 non-GAAP diluted EPS[2] expected to be in the range of $0.82 to $0.85.

▪	Fiscal 2016 revenue expected to be in the range of $13.47 billion to $13.60 billion.

▪	Fiscal 2016 non-GAAP diluted EPS[2] remains unchanged and is expected to be in the range of $3.32 to $3.44.

Expansion of Stock Repurchase Program
Our Board of Directors approved an increase of the Company’s stock repurchase program by $1.0 billion, from $2.0 billion to $3.0 billion, and extended the term of the program by one year to December 31, 2018. Since inception of the program, the Company has repurchased $1.9 billion of its shares under this program.

The Company is authorized to repurchase shares under the program through open market purchases, including under a trading plan adopted pursuant to Rule 10b5-1, or through privately negotiated transactions, in accordance with applicable federal securities laws. The timing of repurchases and the exact number of shares to be purchased will be determined by the Company’s management, in its discretion, or pursuant to a Rule 10b5-1 trading plan, and will depend upon market conditions and other factors. The repurchases are expected to be funded using the Company’s working capital.

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2 A reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance on a forward-looking basis cannot be provided without unreasonable efforts due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

Conference Call
Cognizant will host a conference call on August 5, 2016 at 8:00 a.m. (Eastern) to discuss the Company’s second quarter 2016 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide conference passcode: Cognizant Call.

The conference call will also be webcast via the Cognizant website at http://investors.cognizant.com/. Please access the website at least 15 minutes prior to the call to register and download/install any necessary audio software.

A replay of the conference call will be available by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering 13641410 from two hours after the end of the call until 11:59 p.m. (Eastern) on Friday, August 19, 2016. The replay will also be available at Cognizant’s website http://investors.cognizant.com/ for 60 days following the call.

About Cognizant
Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 100 development and delivery centers worldwide and approximately 244,300 employees as of June 30, 2016, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding opportunities in the marketplace and our anticipated financial performance, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted non-GAAP operating margin, which excludes stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted EPS also excludes net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, and, for the second quarter of 2016 and for the remainder of the year, the impact of the incremental income tax expense related to the one-time remittance of cash from India to the U.S. Our non-GAAP diluted EPS is additionally adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted EPS, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$3,369.9	$3,085.1	$6,571.9	$5,996.5
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,037.7	1,844.8	3,953.1	3,572.0
Selling, general and administrative expenses	653.9	612.0	1,300.1	1,222.8
Depreciation and amortization expense	87.4	82.8	173.8	155.9
Income from operations	590.9	545.5	1,144.9	1,045.8
Other income (expense), net:
Interest income	27.6	17.6	58.2	35.6
Interest expense	(4.6)	(4.1)	(9.7)	(9.1)
Foreign currency exchange gains (losses), net	(20.2)	(10.4)	(11.1)	(12.6)
Other, net	0.9	0.2	1.4	(0.3)
Total other income (expense), net	3.7	3.3	38.8	13.6
Income before provision for income taxes	594.6	548.8	1,183.7	1,059.4
Provision for income taxes	(342.4)	(128.7)	(490.3)	(256.4)
Income from equity method investment	0.2	—	0.2	—
Net income	$252.4	$420.1	$693.6	$803.0
Basic earnings per share	$0.42	$0.69	$1.14	$1.32
Diluted earnings per share	$0.41	$0.68	$1.14	$1.31
Weighted average number of common shares outstanding - Basic	606.1	609.9	607.1	609.7
Weighted average number of common shares outstanding - Diluted	608.8	613.9	610.3	613.9

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(In millions)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,684.5	$2,125.2
Short-term investments	2,796.7	2,824.3
Trade accounts receivable, net	2,427.4	2,252.6
Unbilled accounts receivable	451.1	369.0
Other current assets	399.2	337.5
Total current assets	7,758.9	7,908.6
Property and equipment, net	1,287.4	1,271.4
Goodwill	2,457.9	2,404.7
Intangible assets, net	961.4	864.3
Deferred income tax assets, net	328.7	347.8
Equity method investment	59.6	—
Other noncurrent assets	286.2	264.2
Total assets	$13,140.1	$13,061.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$164.5	$165.3
Deferred revenue	321.7	323.7
Short-term debt	68.8	406.3
Accrued expenses and other current liabilities	1,565.0	1,818.4
Total current liabilities	2,120.0	2,713.7
Deferred revenue, noncurrent	175.6	49.3
Deferred income tax liabilities, net	3.0	3.3
Long-term debt	840.0	876.8
Other noncurrent liabilities	138.6	139.8
Total liabilities	3,277.2	3,782.9
Total stockholders’ equity	9,862.9	9,278.1
Total liabilities and stockholders’ equity	$13,140.1	$13,061.0

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP income from operations	$590.9	$545.5	$1,144.9	$1,045.8
Add: Stock-based compensation expense (a)	62.2	49.4	115.7	95.2
Add: Acquisition-related charges (b)	30.3	28.0	59.4	58.7
Non-GAAP income from operations	$683.4	$622.9	$1,320.0	$1,199.7

GAAP operating margin	17.5%	17.7%	17.4%	17.4%
Effect of above adjustments to income from operations	2.8%	2.5%	2.7%	2.6%
Non-GAAP operating margin	20.3%	20.2%	20.1%	20.0%

GAAP diluted earnings per share	$0.41	$0.68	$1.14	$1.31
Effect of above operating adjustments, net of tax(c)	0.11	0.09	0.21	0.17
Effect of non-operating foreign currency exchange losses, net of tax (d)	0.04	0.02	0.01	0.02
Effect of incremental income tax expense related to the India Cash Remittance (e)	0.31	—	0.31	—
Non-GAAP diluted earnings per share	$0.87	$0.79	$1.67	$1.50

Notes:

(a)
For the three months ended June 30, 2016, the $62.2 million adjustment to exclude stock-based compensation from income from operations includes $12.9 million, which was reported in cost of revenues and $49.3 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended June 30, 2015, the $49.4 million adjustment to exclude stock-based compensation from income from operations includes $8.5 million, which was reported in cost of revenues and $40.9 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
For the six months ended June 30, 2016, the $115.7 million adjustment to exclude stock-based compensation from income from operations includes $25.5 million, which was reported in cost of revenues and $90.2 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the six months ended June 30, 2015, the $95.2 million adjustment to exclude stock-based compensation from income from operations includes $17.9 million, which was reported in cost of revenues and $77.3 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)
Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acquisition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.

(c)
For the three months ended June 30, 2016 and 2015, the non-GAAP income tax benefits related to stock-based compensation expense were $14.8 million and $12.2 million, respectively. For the six months ended June 30, 2016 and 2015, the non-GAAP income tax benefits related to stock-based compensation expense were $26.7 million and $23.1 million, respectively.

For the three months ended June 30, 2016 and 2015, the non-GAAP income tax benefits related to acquisition-related charges were $10.7 million and $10.5 million, respectively. For the six months ended June 30, 2016 and 2015, the non-GAAP income tax benefits related to acquisition-related charges were $21.9 million and $22.4 million, respectively.

(d)
Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. For the three months ended June 30, 2016 and 2015, the non-GAAP pre-tax non-operating foreign currency exchange losses were $20.2 million and $10.4, respectively, with related incremental non-GAAP income tax expenses of $0.2 million and $1.3 million, respectively. For the six months ended June 30, 2016 and 2015, the non-GAAP pre-tax non-operating foreign currency exchange losses were $11.1 million and $12.6 million, respectively, with related non-GAAP tax benefits of $1.0 million and $0.8 million, respectively.

(e)
In May 2016, our principal operating subsidiary in India repurchased shares from its shareholders, which are non-Indian Cognizant entities, valued at $2.8 billion.  As a result of this transaction, we will incur an incremental 2016 income tax expense of $237.5 million, of which $190.0 million was recognized in the quarter ended June 30, 2016 and approximately $23.7 million will be recognized in each of the quarters ending September 30, 2016 and December 31, 2016.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(In millions)

	Three Months Ended June 30, 2016
			% Change
	$	% of total	Sequential	Year over Year
Revenues by Segment:
Financial Services	$1,351.2	40.1%	5.1%	8.1%
Healthcare	958.8	28.5%	4.9%	6.9%
Manufacturing/Retail/Logistics	660.4	19.6%	4.4%	14.2%
Other	399.5	11.9%	8.1%	11.2%
Total Revenues	$3,369.9		5.2%	9.2%

Revenues by Geography:
North America	$2,624.1	77.9%	5.1%	8.3%
United Kingdom	310.7	9.2%	4.0%	4.4%
Rest of Europe	236.5	7.0%	4.4%	15.5%
Europe - Total	547.2	16.2%	4.1%	8.9%
Rest of World	198.6	5.9%	10.8%	25.0%
Total Revenues	$3,369.9		5.2%	9.2%

	Six Months Ended June 30, 2016
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$2,636.9	40.1%	9.4%
Healthcare	1,872.9	28.5%	5.4%
Manufacturing/Retail/Logistics	1,292.9	19.7%	14.7%
Other	769.2	11.7%	12.8%
Total Revenues	$6,571.9		9.6%

Revenues by Geography:
North America	$5,121.4	77.9%	8.6%
United Kingdom	609.5	9.3%	4.6%
Rest of Europe	463.1	7.0%	17.1%
Europe - Total	1,072.6	16.3%	9.7%
Rest of World	377.9	5.8%	25.0%
Total Revenues	$6,571.9		9.6%